Exhibit 32
Section 1350 Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Ingersoll-Rand plc (the Company), does hereby certify that to our knowledge:
The Quarterly Report on Form 10-Q for the three and six months ended June 30, 2019 (the Form 10-Q) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MICHAEL W. LAMACH
Michael W. Lamach
Principal Executive Officer
August 5, 2019

/s/ SUSAN K. CARTER
Susan K. Carter
Principal Financial Officer
August 5, 2019